As filed with the Securities and Exchange Commission on May 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cott Corporation

Additional Registrants Listed on Schedule A Hereto

(Exact name of Registrant as specified in its charter)

Canada	98-0154711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6525 Viscount Road

Mississauga, Ontario, Canada L4V1H6

(905) 672-1900

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

(813) 313-1800

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Marni Morgan Poe

Vice President, General Counsel and

Secretary

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

(813) 313-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

H. John Michel, Jr. Matthew H. Meyers Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103 (215) 988-2700	Neil Sheehy Goodmans LLP 333 Bay Street, Suite 3400 Toronto, ON M5H 2S7 (416) 979-2211

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)(2)	(3)
Guarantees of Debt Securities	(1)(2)(4)	(3)
Common Shares	(1)(2)	(3)
Preferred Shares	(1)(2)	(3)
Depositary Shares	(1)(2)	(3)
Warrants	(1)(2)	(3)
Stock Purchase Contracts	(1)(2)	(3)
Stock Purchase Units	(1)(2)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	The registrant has elected to defer payment of the registration fee pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.
(4)	No additional consideration will be received for guarantees of debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional filing fee is required in connection with such guarantees of debt securities.

SCHEDULE A

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
156775 Canada Inc.	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	89614 3872 RC0001

2011438 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	86503 7055 RC0001

804340 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	89614 3278 RC0001

967979 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	13169 9266 RC0001

Aimia Foods EBT Company Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

Aimia Foods Group Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

Aimia Foods Holdings Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	33859 23707

Aimia Foods Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	27320 02926

Calypso Soft Drinks Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	61520 80806

Caroline LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3093616

Cliffstar LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	37-1606117

Cooke Bros (Tattenhall) Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	N/A

Cooke Bros Holdings Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	27472 27943

Cott (Nelson) Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	N/A

Cott Acquisition Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27-3240536

Cott Acquisition LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3178138

Cott Beverages Inc.	Georgia	5519 W. Idlewild Ave, Tampa, FL 33634	58-1947565

Cott Beverages Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	32600 90818

Cott Developments Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27983 15501

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
Cott Europe Trading Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Holdings Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	58-2020185

Cott Investment, L.L.C.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	52-2013418

Cott Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Luxembourg S.a. r.l.	Luxembourg	595, rue de Neudorf, L-2220 Luxembourg, Grand Duchy of Luxembourg	30-0705724

Cott Nelson (Holdings) Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Private Label Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Retail Brands Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	36420 02440

Cott U.S. Acquisition LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3178210

Cott UK Acquisition Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27-3240546

Cott USA Finance LLC	Delaware	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	N/A

Cott Vending Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	80-0003395

Cott Ventures Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	24023 00618

Cott Ventures UK Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	33870 29661

DS Customer Care, LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	N/A

DSS Group, Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	26-1240225

DS Services of America, Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	20-5743877

DS Services Holdings, Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	20-5752672

Interim BCB, LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	N/A

Mr Freeze (Europe) Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	80485 18136

Star Real Property LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-0021955

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
Stockpack Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

TT Calco Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	N/A

PROSPECTUS

COTT CORPORATION

Debt Securities

Guarantees of Debt Securities

Common Shares

Preferred Shares

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer from time to time, in one or more offerings, our debt and equity securities. In addition, selling shareowners to be named in a prospectus supplement may offer and sell from time to time common shares or preferred shares in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common shares or preferred shares by any selling shareowners.

This prospectus describes the general terms of these securities and the general manner in which we or selling shareowners will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we or selling shareowners will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

We or selling shareowners may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and selling shareowners reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “COT” and on the Toronto Stock Exchange (the “TSX”) under the symbol “BCB.” On May 22, 2015, the last reported sale price of our common shares on the NYSE and the TSX was U.S.$9.60 and Cdn$11.83, respectively.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. Under this process, the registrants listed on Schedule A hereto (collectively, the “Co-Registrants”) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus, and one or more of our shareowners may sell our common shares or preferred shares, in one or more offerings. This prospectus provides you with a general description of the securities we, the Co-Registrants, and selling shareowners may offer. Each time we or selling shareowners offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” and any additional information you may need to make your investment decision.

We are responsible for the information provided in this prospectus and the applicable supplements, including the information incorporated by reference. We have not authorized anyone to give you any other information or to make any representation different from or in addition to that contained or incorporated by reference into this prospectus and any applicable supplement and take no responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or the documents incorporated by reference is accurate as of any date other than the date of the document. Our business, financial condition, results of operations and cash flows may have changed since that date.

To understand the terms of our debt and equity securities, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the debt and equity securities offered. You should also read the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “Cott,” “we,” “our,” the “Company” and “us” refer to Cott Corporation, a Canadian corporation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the debt and equity securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our debt and equity securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected and copied without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” In accordance with those requirements, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC rules allow us to “incorporate by reference” into this prospectus information about Cott that is contained in documents that we file with the SEC but that are not separately set forth in or delivered with this prospectus. This means that we are permitted to disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended January 3, 2015, filed on March 4, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended April 4, 2015, filed on May 14, 2015;

•	our Current Reports on Form 8-K filed on May 6, 2015, May 7, 2015 and May 11, 2015 and Form 8-K/A filed on February 24, 2015, March 13, 2015 and May 22, 2015 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02);

•	the portions of our definitive Proxy Statement, filed on March 26, 2015, for the Annual and Special Meeting of Shareowners held on May 5, 2015 that have been incorporated by reference into our Annual Report on Form 10-K;

•	the description of our common shares contained in our Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or report filed for the purpose of updating such description; and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until we terminate the offering (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.cott.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Upon request we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but have not delivered to investors. To receive a free copy of those documents, write to or telephone:

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

Attention: Investor Relations

Telephone: (813) 313-1732

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. While we believe these forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions could be incorrect. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Cott’s most recent Annual Report on Form 10-K, under “Item 1A – Risk Factors,” and Cott’s quarterly reports on Form 10-Q. Cott disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence. In addition, actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a variety of factors and conditions which include, but are not limited to:

•	our ability to compete successfully in a highly competitive beverage category;

•	changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences;

•	a loss of or a reduction in business with key customers in our legacy Cott business, particularly Walmart;

•	consolidation of retail customers;

•	fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes;

•	our ability to manage our operations successfully;

•	our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue;

•	our ability to realize the expected benefits of our acquisition by merger (the “DSS Acquisition”) of DSS Group, Inc., parent company to DS Services of America, Inc. (collectively, “DSS”), because of integration difficulties and other challenges;

•	risks associated with the DSS Acquisition agreement;

•	changes resulting from our assessment of the system of internal control over financial reporting maintained by DSS;

•	limited financial information on which to evaluate the combined company;

•	the incurrence of substantial indebtedness and the issuance of the Preferred Shares (as defined below) to finance the DSS Acquisition;

•	our exposure to intangible asset risk;

•	currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies;

•	our ability to maintain favorable arrangements and relationships with our suppliers;

•	our substantial indebtedness, our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness;

•	our ability to maintain compliance with the covenants and conditions under our debt agreements;

•	our ability to maintain compliance with the covenants set forth in the Preferred Shares, and the limitations such covenants may place on our business;

•	fluctuations in interest rates, which could increase our borrowing costs;

•	credit rating changes;

•	the impact of global financial events on our financial results;

•	our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities;

•	any disruption to production at our beverage concentrates or other manufacturing facilities;

•	our ability to maintain access to our water sources;

•	our ability to protect our intellectual property;

•	compliance with product health and safety standards;

•	liability for injury or illness caused by the consumption of contaminated products;

•	liability and damage to our reputation as a result of litigation or legal proceedings;

•	changes in the legal and regulatory environment in which we operate;

•	the impact of proposed taxes on soda and other sugary drinks;

•	enforcement of compliance with the Ontario Environmental Protection Act;

•	the seasonal nature of our business and the effect of adverse weather conditions;

•	the impact of national, regional and global events, including those of a political, economic, business and competitive nature;

•	our ability to recruit, retain, and integrate new management;

•	our ability to renew our collective bargaining agreements on satisfactory terms;

•	disruptions in our information systems; or

•	our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or our company.

These forward-looking statements are expressly qualified in their entirety by this cautionary statement. These forward-looking statements are only made as of the date hereof and, except as required by law, we undertake no obligation to update these forward-looking statements to reflect new information, subsequent events or otherwise.

OUR COMPANY

Cott is one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors, and has one of the broadest home and office bottled water and office coffee services distribution networks in the United States, with the ability to service approximately 90 percent of U.S. households, as well as national, regional and local offices. Cott produces multiple types of beverages in a variety of packaging formats and sizes, including carbonated soft drinks, 100% shelf stable juice and juice-based products, clear, still and sparkling flavored waters, energy drinks and shots, sports drinks, new age beverages, ready-to-drink teas, beverage concentrates, liquid enhancers, freezables and ready-to-drink alcoholic beverages, as well as hot chocolate, coffee, malt drinks, creamers/whiteners and cereals. Cott’s large manufacturing footprint, broad distribution network, substantial research and development capability and high-level of quality and customer service enables Cott to offer its customers a strong value-added proposition of low cost, high quality products and services. In addition, Cott is now a national direct-to-consumer provider of bottled water, office coffee and water filtration services offering a comprehensive portfolio of beverage products, equipment and supplies to approximately 1.5 million customer locations through its network of over 180 warehouse, branch and distribution facilities and daily operation of over 2,200 routes.

Cott was incorporated in 1955 and is governed by the Canada Business Corporations Act. Its registered Canadian office is located at 333 Avro Avenue, Pointe-Claire, Quebec, Canada H9R 5W3 and its principal executive offices are located at 5519 W. Idlewild Avenue, Tampa, Florida, United States 33634 and 6525 Viscount Road, Mississauga, Ontario, Canada L4V 1H6. The registered Canadian office and principal executive office for each of the Co-Registrants is the same as the registered Canadian office and principal executive office for Cott.

SELLING SHAREOWNERS

We may register common shares and preferred shares covered by this prospectus for re-offers and resales by any selling shareowners to be named in a prospectus supplement. We may register these shares to permit selling shareowners to resell their shares when they deem appropriate. A selling shareowner may resell all, a portion or none of such shareowner’s shares at any time and from time to time. Selling shareowners may also sell, transfer or otherwise dispose of some or all of their common shares or preferred shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareowners may offer shares for sale under this prospectus and any prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of shares by a selling shareowner. We may pay all expenses incurred with respect to the registration of the common shares or preferred shares owned by the selling shareowners, other than underwriting fees, discounts or commissions which will be borne by the selling shareowners. We will provide you with a prospectus supplement naming the selling shareowners, the amount of common shares or preferred shares to be registered and sold and any other terms of the shares being sold by each selling shareowner.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus, any prospectus supplement and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in our Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and certain of our other filings with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are those that we consider to be most significant. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our debt and equity securities offered by this prospectus for the repayment of indebtedness, for the redemption of the Preferred Shares issued in connection with the DSS Acquisition, to finance acquisitions or for general corporate and working capital purposes. We may invest the net proceeds temporarily or apply them to repay short-term or revolving debt until we use them for their stated purpose. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our securities by any selling shareowners.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended	Fiscal Year Ended
	April 4, 2015	January 3, 2015	December 28, 2013	December 29, 2012	December 31, 2011	January 1, 2011
Ratio of earnings to fixed charges[1]	— (2)	— (3)	1.3x	1.8x	1.6x	2.7x
Ratio of earnings to combined fixed charges and preferred share dividends[4,5]	— (6)	— (7)	1.3x	1.8x	1.6x	2.7x

[1]	We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consists of net income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the portion of rental expense under operating leases estimated to be representative of the interest factor.
[2]	The ratio of earnings to fixed charges was less than 1:1 for the three months ended April 4, 2015. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $11.9 million in pre-tax earnings in the three months ended April 4, 2015.
[3]	The ratio of earnings to fixed charges was less than 1:1 for the fiscal year ended January 3, 2015. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $50.6 million in pre-tax earnings in the fiscal year ended January 3, 2015.
[4]	We compute the ratio of earnings to combined fixed charges and preferred share dividends by dividing (i) adjusted earnings, which consists of income from continuing operations before income taxes and before dividends on Preferred Shares plus fixed charges and amortization of capitalized interest less interest capitalized during the period and income attributable to non-controlling interests by the sum of (ii)(A) fixed charges, which consist of interest expense, capitalized interest and the estimated interest component of rent, and (B) the amount of pre-tax earnings required to cover dividends paid on our Preferred Shares.

[5]	We had no Preferred Shares outstanding until the fiscal year ended January 3, 2015; therefore, the ratio of earnings to combined fixed charges and preferred share dividends for such periods is the same as the ratio of earnings to fixed charges for the prior periods listed.
[6]	The ratio of earnings to combined fixed charges and preferred share dividends was less than 1:1 for the three months ended April 4, 2015. In order to achieve a ratio of earnings to combined fixed charges and preferred share dividends of 1:1, we would have had to generate an additional $11.9 million in pre-tax earnings in the three months ended April 4, 2015.
[7]	The ratio of earnings to combined fixed charges and preferred share dividends was less than 1:1 for the fiscal year ended January 3, 2015. In order to achieve a ratio of earnings to combined fixed charges and preferred share dividends of 1:1, we would have had to generate an additional $50.6 million in pre-tax earnings in the fiscal year ended January 3, 2015.

DESCRIPTION OF DEBT SECURITIES

This section summarizes the terms that will generally apply to the debt securities we may offer. The prospectus supplement relating to any particular debt securities will contain most of the financial terms and other specific terms applicable to those securities. Those terms may vary from the terms described here. The prospectus supplement may also describe material federal income tax consequences of the particular securities. As used in this section, “we,” “us,” “our” refer to Cott Corporation and the Co-Registrants. References to “Cott” are to Cott Corporation and not any of its subsidiaries.

The debt securities that we may issue will be direct, general obligations of Cott Corporation and/or its subsidiaries as set forth on the applicable prospectus supplement that may be secured or unsecured. The debt securities may be fully and unconditionally guaranteed on a senior or subordinated basis, jointly and severally by Cott and one or more of its wholly-owned subsidiaries. We may issue either senior debt securities or subordinated debt securities. Our senior debt securities will rank equally with all other senior unsubordinated indebtedness of Cott. Our subordinated debt securities will be subordinated in right of payment to the prior payment in full of the “senior debt” of Cott, as described below under “Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer.

As required by federal law for all bonds and notes publicly offered by companies, the debt securities will be issued under a document called an “indenture.” An indenture is a contract between us and a corporate trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf described under “Remedies If an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending your interest payments, transferring your securities to a new buyer if you sell and sending you notices.

We will issue any senior debt securities under a “senior debt indenture,” and any subordinated debt securities under a separate “subordinated debt indenture.” Each indenture will be between Cott and a trustee that meets the requirements of the Trust Indenture Act of 1939, as amended. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture as an “indenture” or, collectively, as the “indentures.”

Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under any or all of the indentures in certain circumstances. In such circumstances, it is anticipated that application will be made to the appropriate Canadian regulatory authorities for exemptions from this and other requirements of Canadian law applicable to the indentures. If such relief is not obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

The prospectus supplement for any particular debt securities will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities. Because this summary and the summary in any prospectus supplement do not contain all of the information you might find useful, you should read the applicable indenture for provisions that may be important to you. The indentures are substantially identical, except that our covenants described in the second paragraph under “Consolidation, Merger or Sale of Assets” are included only in the senior debt indenture and the provisions relating to subordination described under “Subordination of Subordinated Debt Securities” are included only in the subordinated debt indenture. The forms of the indentures are exhibits to the registration statement. See “Where You Can Find More Information” to find out how you can obtain a copy of the registration statement.

Terms of Debt Securities to Be Included in the Prospectus Supplement

The prospectus supplement for any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of the debt securities of that series. These terms may include the following:

•	the title of the debt securities, whether they are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

•	the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, and the date or dates from which the interest accrues;

•	the dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

•	the places where the principal of and any premium and any interest on the debt securities will be payable;

•	whether the offered debt securities are redeemable at our option and, if so, the redemption price or prices and other redemption terms and conditions;

•	whether we must redeem or purchase the offered debt securities according to any sinking fund or similar provision or at the option of the holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, in accordance with that obligation;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which debt securities of the series will be issuable;

•	if other than the principal amount, the portion of the principal amount payable if the maturity of the debt securities is accelerated;

•	whether any index, formula or other method will determine payments of principal or interest and the manner of determining the amount of the payments;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of, or any premium or interest on, debt securities of the series will be payable;

•	if the principal or any premium or interest is to be payable, at the election of Cott or the holder, in a currency or currencies other than that or those in which the debt securities are stated to be payable, the currency or currencies in which the payment may be elected to be payable and the periods within which, and the terms and conditions upon which, the election is to be made;

•	whether we have the right to defer payments of interest by extending the interest payment period and the duration of any permissible extension;

•	whether the provisions relating to defeasance and covenant defeasance described under “Defeasance and Covenant Defeasance” apply;

•	if the debt securities will be issued in whole or in part in the form of a book-entry debt security, as described under the heading “Book-Entry Securities,” the depositary for the debt securities and the terms and conditions, if any, upon which the book-entry debt securities may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	any addition to, or change in, the events of default described under “Remedies If an Event of Default Occurs;”

•	any addition to, or change in, the covenants in the indenture applicable to the debt securities;

•	if applicable, the terms of any right to convert or exchange the debt securities into common or preferred shares or depositary shares of Cott;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if applicable, the terms of any guarantee of debt securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms consistent with the applicable indenture.

We may issue some of the debt securities at a substantial discount below their principal amount as “original issue discount securities.” “Original issue discount securities” means that less than the entire principal amount of the securities will be payable upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe any material federal income tax consequences and other considerations that apply to original issue discount securities.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate and debt securities issued as part of units consisting of debt securities and other securities may be sold or deemed to be sold at a discount below their stated principal amount. If Cott has the right to defer interest with respect to any debt securities, the holders of these debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture, the payment of the principal of, and any premium and interest on, any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment to the prior payment in full of all our “senior debt,” as defined below. This means that in some circumstances, if we do not make payments on all of our debt obligations as they come due, the holders of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on our senior debt before the holders of subordinated debt securities will be entitled to receive any amounts on the subordinated debt securities. These circumstances include:

•	our filing for bankruptcy or the occurrence of other events in bankruptcy, insolvency or similar proceedings;

•	any liquidation, dissolution or winding up of our company, or any assignment for the benefit of our creditors or marshaling of our assets; or

•	acceleration of the maturity of the subordinated debt securities. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “Remedies If an Event of Default Occurs.”

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on any senior debt beyond any applicable grace period and do not cure that default, or if an event of default that permits the holders of any senior debt or a trustee on their behalf to accelerate the maturity of the senior debt occurs, or if any judicial proceeding is pending with respect to a payment default or event of default of this kind with respect to senior debt.

These subordination provisions mean that if we are insolvent, a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt.

“Senior debt” means the principal of unpaid interest on all of our present and future:

•	indebtedness for money that we borrow;

•	obligations represented by our bonds, notes, debentures or similar instruments, or letters of credit (or reimbursement agreements in respect thereof);

•	banker’s acceptances;

•	deferred and unpaid purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

•	obligations that we owe as a lessee under leases that generally accepted accounting principles require us to capitalize on our balance sheet;

•	any hedging obligation that would appear as a liability upon a balance sheet prepared in accordance with generally accepted accounting principles;

•	any indebtedness, of the kind referenced to in the bullets above, secured by any asset; and

•	obligations under our guarantees of the indebtedness of the kind referred to in the bullets above.

Senior debt is superior in right of payment to the subordinated debt securities and indebtedness we incur is, unless we specifically indicate otherwise, senior debt. Senior debt also does not include any subordinated debt securities.

The applicable prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe the approximate amount, on a recent date, of senior debt outstanding to which the subordinated debt securities of that series will be subordinated. The indentures do not limit the amount of senior debt we are permitted to have, and we may incur additional senior debt after the issuance of any subordinated debt securities.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for Cott common or preferred shares or depositary shares. These terms will include whether the conversion or exchange is mandatory, or is at Cott’s option or the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price, any other terms related to conversion and any anti-dilution protections.

Consolidation, Merger or Sale of Assets

The indentures generally permit Cott to consolidate with or merge into another company. They also permit us to sell substantially all our assets to another company. However, we may not take any of these actions unless the following conditions are met:

•	If we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities and be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia or, if such transaction would not impair your rights, any other country provided the successor entity assumes our obligations under the debt securities and the indenture to pay additional amounts; and

•	The merger, sale of assets or other transaction must not cause a default on the debt securities. For purposes of this no-default test, a default would include any event of default described below under “Remedies If an Event of Default Occurs” that has occurred and is continuing. A default for this purpose would also include any event that would be an event of default if the requirement for giving us default notice or the requirement that the default had to exist for a specific period of time was disregarded.

If we merge out of existence or sell substantially all our assets, the surviving or acquiring entity will be substituted for Cott in the indentures with the same effect as if it had been an original party to the indentures. After a merger or sale of substantially all our assets, the surviving or acquiring entity may exercise Cott’s rights and powers under each indenture, and Cott will be released from all its liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

Modification

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the indenture and the debt securities issued under that indenture without the approval of the holder of each debt security affected by the changes:

•	change the stated maturity of the principal of or interest on any debt security;

•	permit the redemption of any debt security where we would not otherwise have the right to redeem it;

•	reduce any amounts due on any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on any debt security;

•	impair the right of the holders to sue for payment;

•	impair any right that a holder of a debt security may have to require us to repurchase the debt security, or exchange or convert the debt security for or into our common shares, preferred shares or depositary shares;

•	reduce the percentage of the securities of any series whose holders’ consent is needed to modify the indenture;

•	reduce the percentage of the securities of any series whose holders’ consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	release any guarantor from its guarantee obligations except as permitted by the indenture;

•	in the case of subordinated debt securities, modify the ranking or priority of the securities in a way that is adverse to the holders in any material respect; or

•	modify any aspect of the provisions dealing with modification and waiver of the indenture, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without consent of the holder of each affected debt security.

Changes Requiring Consent by the Holders of 50% of the Debt Securities of Each Affected Series. The second type of change to the indenture and the debt securities issued under that indenture requires a vote in favor by holders owning more than 50% of the principal amount of the debt securities of each series affected by the change. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities in any material respect.

Changes Not Requiring Approval. The third type of change does not require any consent by holders of the debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect and changes that affect only debt securities to be issued under the indenture after the changes take effect.

Waiver

A vote in favor by holders owning a majority of the principal amount of the debt securities of an affected series would be required for us to obtain a waiver of all or part of the restrictive covenants requiring consent by the holders of 50% of that series to change or a waiver of a past default with respect to the series. However, we cannot obtain a waiver of a payment default or any other aspect of either indenture or the debt securities listed above under “Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder of securities affected by the change.

Rules Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, because, for example, it is based on an index, we will use a special rule described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding and will, therefore, not be eligible to vote if we have deposited or set aside in trust for the holders money for their payment or redemption. In addition, securities will not be eligible to vote if they have been fully defeased as described under “Defeasance and Covenant Defeasance—Full Defeasance.”

Also, securities that we or our affiliates own will not be considered outstanding. However, securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the trustee’s satisfaction the pledgee’s right to vote with respect to the securities and that the pledgee is not one of the persons referred to in the preceding sentence.

In certain circumstances, we or the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities, that vote or action may be taken only if holders of the required percentage of outstanding debt securities vote within 90 days of the record date to approve taking the action.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of any event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “Subordination of Subordinated Debt Securities.”

Each indenture defines an “event of default” with respect to the debt securities of any series to mean any of the following:

•	our failure to pay interest on a debt security of that series within 30 days after its due date;

•	our failure to pay the principal of, or any premium on, a debt security of that series at its due date, and continuance of that failure for a period of 30 days;

•	our failure to deposit any sinking fund payment with respect to debt securities of that series within 60 days after it becomes due;

•	our failure to perform, or breach of, any other covenant or warranty of Cott in the indenture with respect to debt securities of that series that continues for 90 days after a written notice to us by the applicable trustee or to us and the trustee by the holders of at least 25% of the principal amount of the outstanding debt securities of that series stating that we are in default;

•	our filing for bankruptcy or the occurrence of other specific events of bankruptcy, insolvency, or reorganization; and

•	the occurrence of any other event of default with respect to any debt securities of that series described in the prospectus supplement.

If an event of default applicable to any series of debt securities then outstanding occurs and continues, the applicable trustee or the holders of at least 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the entire principal of all the debt securities of that series to be due and payable immediately. If the event of default occurs because of specified events in bankruptcy, insolvency or reorganization relating to Cott, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. Each of the situations described above is called a declaration of acceleration of maturity. Under certain circumstances, the holders of a majority of the principal amount of the securities of that series may cancel the declaration of acceleration of maturity and waive the past defaults.

For most defaults under either indenture with respect to any series of debt securities, the trustee will be required to give to the holders of the securities of the series notice of a default known to it within 90 days of the occurrence of the default. For these purposes, a default is defined as the occurrence of any of the events set forth in the events of default in the indenture, without any grace periods and regardless of notice. For defaults described in the fourth bullet from the top in this subsection, the trustee is not to give notice until at least 30 days after the occurrence of the default. The trustee may withhold notice of any default, except in the payment of principal or interest or any sinking fund installment, if it decides in good faith that withholding notice is in the interests of the holders.

Generally, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liabilities. This protection is called an “indemnity.” If they provide this indemnity, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee to exercise any other action permitted under the applicable indenture. The trustee may decline to act if the direction given is contrary to law or the applicable indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and is continuing;

•	The holders of not less than 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

•	During those 60 days, the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the relevant series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Defeasance and Covenant Defeasance

The following discussion of defeasance and covenant defeasance will be applicable to a particular series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series (called “full defeasance”) on the 91st day after the date of the deposit referred to in the first bullet below if we satisfy the conditions below:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of cash and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

•	There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

•	In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

•	We must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

If we ever fully defeased your debt securities, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If the debt securities are subordinated debt securities, their holders would be released from the subordination provisions described under “Subordination of Subordinated Debt Securities.”

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from certain restrictive covenants relating to any particular debt security that may be described in a prospectus supplement. The release from these covenants is called “covenant defeasance.” In that event, you would lose the protection of these covenants, and any omission to comply with them would not constitute an event of default. You would, however, gain the protection of having cash and securities set aside in trust to repay the debt securities. If the debt securities are subordinated, their holders would be released from the subordination provisions described above under “Subordination of Subordinated Debt Securities.” In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of cash and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

•	We must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

If we accomplish covenant defeasance with regard to a particular series of debt securities, the following provisions of the applicable indenture and the debt securities would no longer apply:

•	If the debt securities are senior debt securities, certain restrictions.

•	Any other covenants applicable to the series of debt securities described in the prospectus supplement.

•	The events of default relating to breach of covenants described above under “Remedies If an Event of Default Occurs.”

•	If the securities are subordinated, the subordination provisions of the debt securities described above under “Subordination of Subordinated Debt Securities.”

If we accomplish covenant defeasance, the holders of the debt securities could still look to us for repayment of those securities if there were a shortfall in the trust deposits. If a remaining event of default occurred and the debt securities became immediately due and payable, there could be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Ownership

Street Name and Other Indirect Owners

Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold securities in street name, you should check with your own institution to find out:

•	How it handles securities payments and notices.

•	Whether it imposes fees or charges.

•	How it would handle voting if ever required.

•	Whether and how you can instruct it to send you securities registered in your own name so you can be a holder as described below.

•	How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold securities in street name or by other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of book-entry securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Book-Entry Securities

What is a Book-Entry Security? A book-entry security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Owners.” If we choose to issue securities in the form of book-entry securities, the ultimate beneficial owners can only be indirect owners. We do this by requiring that the book-entry security be registered in the name of a financial institution we select and by requiring that the securities included in the book-entry security not be transferred to the name of any other holder unless the special circumstances described below occur. The financial institution that acts as the sole holder of the book-entry security is called the “depositary.” Any person wishing to own a security must do so indirectly by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether a particular series of securities will be issued only in the form of book-entry securities.

Special Investor Considerations for Book-Entry Securities. As an indirect owner, an investor’s rights relating to a book-entry security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the book-entry security.

An investor should be aware that if securities are issued only in the form of book-entry securities:

•	The investor cannot get securities registered in his or her own name and cannot receive physical certificates for his or her interest in the securities, except in the special situations we describe below.

•	The investor will be a street name owner and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities. See “Street Name and Other Indirect Owners” for information about these procedures.

•	The investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	The investor may not be able to pledge his or her interest in the securities in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the book-entry security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the book-entry security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a book-entry security be purchased or sold within its system using same-day funds and your broker or bank may require you to do so as well.

Special Situations When a Book-Entry Security Will Be Terminated

In a few special situations described below, a book-entry security will terminate and interests in it will be exchanged for physical certificates representing the securities it represented. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be holders. The rights of street name investors and holders in the securities are described under “Street Name and Other Indirect Owners” and “Registered Holders.”

The special situations for termination of a book-entry security are:

•	If the depositary notifies us that it is unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under applicable law, and we have not appointed a successor depositary within 90 days.

•	If we notify the trustee that we wish to terminate the book-entry security.

•	If an event of default on the securities has occurred and is continuing. Defaults are discussed above under “Remedies If an Event of Default Occurs.”

The prospectus supplement may also list additional situations for terminating a book-entry security that would apply only to the particular series of securities covered by the prospectus supplement.

If a book-entry security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the book-entry security will be registered and, therefore, who will be the holders of those securities.

Certificated Debt Securities

If we issue certificated debt securities, they will be registered in the name of the holder of the debt security. Holders may transfer or exchange these certificated debt securities without the payment of any service charge, other than any tax or other governmental charge, by contacting the trustee.

We will pay principal of, and any premium and interest on, certificated debt securities at designated places, or we may choose to make these payments by check mailed to the persons in whose names the debt securities are registered or by wire transfer to their accounts, on days specified in the prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

About the Trustee and Paying Agent

The trustee under both the senior debt indenture and the subordinated debt indenture will be named when debt securities are issued.

If an event of default, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to the securities offered by this prospectus and any accompanying prospectus supplement, or with respect to the securities outstanding under that other indenture, for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the indenture under which the securities offered by this prospectus and any accompanying prospectus supplement will be issued, and we would be required to appoint a successor trustee. At any time, the trustee under either indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the indenture.

The trustee will act as paying agent for the debt securities unless a different paying agent is identified in any prospectus supplement.

DESCRIPTION OF COMMON SHARES

Our authorized capital stock consists of an unlimited number of common shares. As of May 7, 2015, there were 93,259,829 common shares outstanding. Our common shares are quoted on the New York Stock Exchange under the symbol “COT” and are listed on the Toronto Stock Exchange under the symbol “BCB.”

The following description of our common shares and provisions of our articles of amalgamation and By-laws is only a summary. The description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles and By-laws, which are exhibits to the registration statement that contains this prospectus. We encourage you to review complete copies of our articles and By-laws.

Voting Rights

Each holder of our common shares is entitled to one vote for each share on all matters submitted to a vote of our shareowners, including the election of our directors. The rights attached to the common shares do not provide for cumulative voting rights or preemptive rights. Accordingly, the holders of a majority of our outstanding common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to limitations under the Canada Business Corporations Act (the “CBCA”), preferences that may apply to the Preferred Shares (as defined below), any other outstanding preferred shares, and contractual restrictions, holders of our common shares are entitled to receive ratably dividends or other distributions when and if declared by Cott’s board of directors. There are certain restrictions on the payment of dividends under the terms of the Preferred Shares, our asset-based lending facility and the indentures governing our 6.750% senior notes due 2020, 5.375% senior notes due 2022, and 10.000% second-priority senior secured notes due 2021 assumed in connection with the DSS Acquisition. In addition to such restrictions, whether any future dividends are paid to our shareowners will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. Under the CBCA, Cott may pay dividends unless there are reasonable grounds for believing that (i) Cott is, or would after such payment be, unable to pay its liabilities as they become due or (ii) the realizable value of Cott’s assets would be less than the aggregate of its liabilities and stated capital of all classes of shares.

Change of Control

Under the CBCA, the affirmative vote of two-thirds of the votes cast is required for shareowner approval of an amalgamation (other than certain short form amalgamations), any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the articles of amalgamation. Other shareowner action is generally decided by a majority of the votes cast at a meeting of shareowners.

There is no limitation imposed by Canadian law or by our articles or other charter documents on the right of a non-resident to hold or vote common shares, other than as provided by the Investment Canada Act, which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian business.

The authorization of undesignated preferred shares in our articles of amalgamation makes it possible for our board of directors to issue preferred shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us. Currently, holders of our outstanding preferred shares have the right to approve certain issuances of preferred shares, which could limit the board’s discretion in responding to an attempted change of control.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company N.A.

DESCRIPTION OF PREFERRED SHARES

We have the ability to issue an unlimited number of preferred shares, in series with such terms as our board of directors may determine. Any such series of preferred shares could have rights equal or superior to the rights of our common shares. In connection with the DSS Acquisition, we issued to the former security holders of DSS our Series A Convertible First Preferred Shares (the “Convertible Preferred Shares”) having an aggregate value of approximately $116.1 million and Series B Non-Convertible First Preferred Shares (the “Non-Convertible Preferred Shares,” and together with the Convertible Preferred Shares, the “Preferred Shares”) having an aggregate value of approximately $32.7 million. The Preferred Shares were created by an amendment to our articles of amalgamation.

The following briefly summarizes the provisions of our articles of amalgamation governing future issuances of preferred shares. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles, as amended, which is an exhibit to the registration statement that contains this prospectus. The description of most of the financial and other specific terms of a particular series will be in the prospectus supplement accompanying this prospectus. We encourage you to review complete copies of our articles and By-laws.

The specific terms of any particular series of preferred shares as described in the relevant prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to all series of preferred shares. The terms in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Shares

Under our articles of amalgamation, our board of directors is authorized, without further action by our shareowners, to issue at any time an unlimited number of preferred shares. Our board of directors may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, each series of preferred shares. The preferred shares shall be entitled to priority over the common shares and all other shares ranking junior to the preferred shares with respect to the payment of dividends and the distribution of our assets in the event of any liquidation, dissolution or winding-up or other distribution of our assets among our shareowners for the purpose of winding-up our affairs. Except as otherwise provided by law or as may be required by the rules of the applicable national securities exchange or quotation service, the holders of the preferred shares shall not, as such, be entitled to receive notice of or to attend any meeting of our shareowners and shall not be entitled to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the preferred shares shall not be entitled to vote separately as a class on any proposal to amend our articles of amalgamation to:

•	increase or decrease any maximum number of authorized preferred shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the preferred shares;

•	effect an exchange, reclassification or cancellation of all or part of the preferred shares; or

•	create a new class of shares equal or superior to the preferred shares.

The prospectus supplement relating to the particular series of preferred shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred shares;

•	the title, designation of number of preferred shares and stated value of the preferred shares;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of amalgamation.

When we issue and receive payment for the preferred shares, the shares will be fully paid and non-assessable, which means that the holders will have paid their purchase price in full and we may not ask them to surrender additional funds.

The rights of holders of the preferred shares offered may be adversely affected by the rights of holders of any preferred shares that may be issued in the future. Our board of directors may cause the preferred shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue preferred shares may discourage attempts by others to acquire control of us without negotiation with our board of directors.

Outstanding Preferred Shares

Voting and Conversion Rights

The Convertible Preferred Shares become convertible into common shares beginning on December 12, 2017, and have certain voting rights (on an as-converted basis) beginning on June 13, 2016 and unrestricted voting rights beginning after December 12, 2017. From June 13, 2016 until December 12, 2017, holders of Convertible Preferred Shares are entitled to vote on an as-converted basis with the holders of the common shares, together as a single class, on all matters submitted for a vote of the holders of common shares. During that time, however, when board elections are held (other than with respect to a Preferred Dividend Default (defined below)), holders of Convertible Preferred Shares are required to cast votes for and against each director nominee and abstain from voting in the same proportion as the holders of our common shares. This restriction no longer applies after December 12, 2017. The Non-Convertible Preferred Shares do not have voting rights and may not be converted into common shares.

Approval Rights

For so long as Preferred Shares remain outstanding, certain of our actions will require prior approval by holders of at least two-thirds of the then-outstanding Convertible Preferred Shares and Non-Convertible Preferred Shares, each voting separately as a series, including: (i) the issuance or reclassification of shares that would rank equal or senior to the Convertible Preferred Shares with respect to liquidation and dividend rights (including the issuance of additional Convertible Preferred Shares or Non-Convertible Preferred Shares); (ii) voluntary liquidation or declaration of bankruptcy by us or certain of our subsidiaries; (iii) increasing our board size to greater than 11 members (except in the event of a Preferred Dividend Default); (iv) the incurrence, assumption or refinancing of debt such that our ratio of consolidated debt (less cash and cash equivalents) to EBITDA would be equal to or greater than 5.0-to-1.0; (v) the declaration or payment of any dividend on, or the redemption or purchase of, any shares ranking junior to the Preferred Shares, provided, among other exceptions, that the requirement to obtain consent shall not apply to the payment of regular quarterly dividends to holders of our common shares in an amount not to exceed $0.06 per share so long as we are current on dividend payments to the Preferred Shares; and (vi) other actions customarily requiring approval of holders of preferred shares.

Dividend Rights

Dividends on both series of Preferred Shares began to accrue and are cumulative from December 12, 2014, the issue date for such Preferred Shares. Dividends on the Convertible Preferred Shares are 9.0% per year, increasing by 1.0% on each of the first five anniversaries of the issue date. Dividends on the Non-Convertible Preferred Shares are 10.0% per year, increasing by 1.0% on each of the first five anniversaries of the issue date.

If we do not pay any dividend in full on a scheduled dividend payment date, the unpaid dividend will accrue at the then-applicable rate plus an additional 2.5% per annum of the redemption value of each Preferred Share from the scheduled payment date to the date that all accumulated dividends on the applicable series of Preferred Shares have been paid in cash in full. If we miss six dividend payments, whether or not consecutive (a “Preferred Dividend Default”), then the holders of the Convertible Preferred Shares will have the right as a separate class to elect two directors to our board of directors. Such right will terminate when full dividends have been paid or declared and set aside to be paid on the Preferred Shares, and the term of any directors so elected shall terminate on such date.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred shares will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in preferred shares, rather than offer whole preferred shares. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred shares.

The shares of any series of preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in preferred shares underlying the depositary shares, to all the rights and preferences of the preferred shares underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred shares will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred shares underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of preferred shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of preferred shares underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal.

United States Federal Income Tax Consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred shares underlying the depositary shares. Accordingly, the owners will be entitled to take into account for U.S. federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred shares. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•	the holding period for preferred shares in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

The prospectus supplement for each series of preferred shares may include a description of additional applicable U.S. federal income tax or other considerations with respect to the preferred shares.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. Neither the depositary nor Cott will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Cott and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless the holders provide them with satisfactory indemnity. Cott and the depositary under the deposit agreement may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the securities represented by the warrant certificate, we will issue a new warrant certificate for the remainder.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities, and any selling shareowners may sell common shares and preferred shares, through agents, underwriters or dealers, or directly to one or more purchasers. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction.

We and any selling shareowners may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If we or any selling shareowners use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We and any selling shareowners may sell securities directly to one or more purchasers without using underwriters or agents.

We and any selling shareowners may also sell securities upon the exercise of rights that may be distributed to security holders.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We and any selling shareowners may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries or any selling shareowners in the ordinary course of their business. Additionally, because selling shareowners may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareowners may be subject to the prospectus delivery requirements of the Securities Act.

Any selling shareowners may also resell all or a portion of their common shares or preferred shares in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common shares, which are listed on the New York Stock Exchange and the Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We and any selling shareowners may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareowners or borrowed from us, any selling shareowners or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareowners in settlement of those derivatives to close out any related open borrowings of stock. We and any selling shareowners may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain Canadian legal matters in connection with this offering of securities will be passed upon for us by Goodmans LLP, Toronto, Ontario and certain U.S. legal matters in connection with this offering of securities will be passed upon for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. One of our directors, Stephen H. Halperin, is a partner in the law firm of Goodmans LLP and, as of the date of filing this Registration Statement, he owns 110,180 common shares.

EXPERTS

The financial statements and financial statement schedule of Cott Corporation, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Aimia Foods Holdings Limited and DSS Group, Inc. businesses the Registrant acquired as of January 3, 2015, incorporated in this prospectus by reference to Cott Corporation’s Current Report on Form 8-K dated May 11, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of DSS Group, Inc. included in Cott Corporation’s Current Report on Form 8-K/A dated February 24, 2015 have been incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Aimia Foods Holdings Limited as of and for the year ended June 30, 2013, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton UK LLP, independent auditors, upon the authority of said firm as experts in accounting and auditing.

Cott Corporation

Debt Securities

Guarantees of Debt Securities

Common Shares

Preferred Shares

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

Prospectus

May 26, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, other than underwriting discounts and commissions, payable by us in connection with a distribution of securities registered under this Registration Statement.

Securities and Exchange Commission Registration Fee	(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustees’ Fees and Expenses (including Counsel’s Fees)	(2)
Printing and Delivery Expenses	(2)
Rating Agency Fees and Expenses	(2)
Miscellaneous Expenses	(2)

Total	$(2)

(1)	Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. Such fee is deferred in accordance with Rules 456(b) and Rule 457(r) of the Securities Act.
(2)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Cott Corporation anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Corporation laws of the States of Georgia and Delaware, and those of Canada, the United Kingdom, Luxembourg and our charter and bylaws, or operating agreement, as the case may be, include provisions designed to limit the liability of our officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as our officers and directors.

Canada

Under the Canada Business Corporations Act (“CBCA”), a corporation may indemnify certain persons associated with the corporation or, at the request of the corporation, another entity, against all costs, charges, and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative, or other proceeding in which he or she is involved because of that association with the corporation or other entity. Indemnifiable persons are current and former directors or officers, other individuals who act or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity.

The law permits indemnification only if the indemnifiable person acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful and he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done. With the approval of the court, a corporation may also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation to which the indemnifiable person is made a party because of his or her association with the corporation.

Sections 7.02 and 7.04 of our by-laws provide that, without in any manner derogating from or limiting the mandatory provisions of the CBCA but subject to the conditions contained in the by-laws, we shall indemnify any of our directors or officers, former directors or officers, and each individual who acts or acted at our request as a director or officer, or each individual acting in a similar capacity at another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with us or another entity to the extent that the individual seeking the indemnity:

•	acted honestly and in good faith with a view to our best interests or the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, as the case may be; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Both the CBCA and our by-laws expressly provide for us to advance money to a director, officer, or other individual for the costs, charges, and expenses of a proceeding referenced above. The individual is required to repay the moneys if he or she does not fulfill the aforementioned conditions. Section 7.05 of our by-laws states that, subject to the limitations contained in the CBCA, we may purchase and maintain insurance for the benefit of our directors and officers as such, as the board may from time to time determine.

In addition to the provisions found in our by-laws, we have entered into indemnification agreements with our directors and executive officers. Pursuant to the indemnification agreements, we are required to indemnify and save harmless the indemnitee subject to and to the fullest extent permitted by law from and against any and all liability, damages, costs (including legal fees and disbursements), charges and expenses arising out of or relating to any act or omission by the indemnitee in connection with the execution of his or her duties as a director, officer, employee, trustee, agent and/or fiduciary of the Company or another entity at the request of the Company; provided that the indemnitee acted honestly and in good faith with a view to the best interest of the Company or other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the indemnitee had reasonable grounds for believing that his or her conduct was lawful. Such indemnification shall continue as to such indemnitee even if he or she has ceased to be a director or officer of the Company. We are also required to advance the indemnitee all legal fees and other costs, expenses and obligations paid or incurred by the indemnitee in connection with investigating, defending, being a witness in or participating in, or preparing to be a witness or participate in, any civil, criminal or administrative action, suit, proceeding, claim or demand within 30 days after our receipt of a written request for such advance; provided that such advance must be forthwith repaid to the Company if it shall ultimately be determined that the indemnitee is not entitled to be indemnified against such costs and expenses.

Georgia

Article VIII of the Amended and Restated Bylaws of Cott Beverages Inc., a Georgia corporation, provides that the company will indemnify and otherwise protect its officers, directors, employees and agents if (i) such individual acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful or (ii) if such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of his or her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where such an individual is successful on the merits, he or she shall be entitled to indemnification against actual and reasonable expenses (including attorney’s fees) incurred in connection with the claim. Outside of actual and reasonable expenses incurred or expenses ordered by a court, determinations of indemnification must be made (i) by the Board of Directors of the company by a majority vote of a quorum consisting of directors who were not parties to the subject action, or (ii), if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion, or (iii) by the affirmative vote of a majority of the shares entitled to vote thereon.

Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code (the “GBCC”) govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of an individual for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of the corporation) in which he or she is made a party by reason of being a director of the corporation and a director who, at the request of the corporation, acts as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity. This section permits indemnification if the director acted in good faith and reasonably believed (1) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (2) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation and (3) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys’ fees) incurred with respect to a proceeding.

A Georgia corporation may not indemnify a director under Section 14-2-851 in the following instances:

•	in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above; or

•	in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.

Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made by: (1) a majority vote of a quorum consisting of disinterested directors; (2) a majority vote of a duly designated committee of disinterested directors; (3) duly selected special legal counsel; or (4) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

Section 14-2-853 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by Section 14-2-202(b)(4), and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the corporation, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC or (4) for any transaction in which the director obtained an improper personal benefit.

Section 14-2-857 of the GBCC provides that an officer of a corporation (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, a corporation may, as provided by either (1) the articles of incorporation, (2) the bylaws, (3) or by general or specific actions by the board of directors or (4) contract, indemnify and advance expenses to (a) an officer who is not a director (unless such officer who is also a director is made party to a proceeding if the sole basis on which he or she is made a party is an act or omission solely as an officer) for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, for voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC, or for receiving from any transaction an improper personal benefit, and (b) to an employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

Delaware

The Second Amended and Restated Certificate of Incorporation of Cott Holdings Inc., a Delaware corporation (“Cott Holdings”), provides that, to the extent permitted by the laws of Delaware, no director shall be personally liable for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law (the “DGCL”). Furthermore, the Second Amended and Restated Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Cott Holdings shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

The Amended and Restated Bylaws of Cott Holdings provide terms consistent with the Second Amended and Restated Certificate of Incorporation. Under the Amended and Restated Bylaws, Cott Holdings indemnifies and may provide advances to any current or former director and officer of Cott Holdings, or person who is or was serving while a director or officer of Cott Holdings as a director, officer, employee, agent, fiduciary or other representative of another entity, for expenses and amounts paid in settlement actually and reasonably incurred by such individual in connection with such action to the fullest extent permissible under Delaware law.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation (a “derivative action”)), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval for any indemnification where the person seeking indemnification has been found liable to the corporation. The statute further provides that it is not exclusive of other rights to indemnification provided in a corporation’s charter or by-laws, or by agreement, disinterested director or stockholder vote, or otherwise.

In addition, under Section 102(b)(7) of the DGCL, a corporation may provide in its certificate of incorporation that a director may not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of unlawful dividends or unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The DGCL permits the advance payment by the corporation of an indemnified person’s expenses prior to the final disposition of an action. In the case of a current director or officer, the indemnified person must undertake to repay any amount advanced if it is later determined that he or she is not entitled to indemnification.

The charter and bylaws of Cott Vending Inc., a Delaware corporation (“Cott Vending”), contain provisions with respect to liability and indemnification consistent with the provisions of the DGCL discussed above. Under the Seventh Article to Cott Vending’s certificate of incorporation, a director has no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) of the DGCL expressly provides that such liability may not be eliminated or limited. Under Article Six of the bylaws, any director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Cott Vending or served as a representative of another enterprise at the request of Cott Vending shall be indemnified against all expenses, judgments, fines, excise taxes and amounts paid in settlement actually and reasonable incurred in connection with such action, suit or proceeding to the extent permissible under Delaware law. Officers and directors are entitled to advances from Cott Vending for payment of expenses in defending the action to the extent permissible under Delaware law. Upon the request of a person for indemnification under Article Six of the bylaws, a determination as to whether indemnification is permissible is made by the board of directors or a committee thereof, or by independent legal counsel if the board or committee so directs or is not empowered by statute to make such decision.

The Amended and Restated Certificate of Incorporation of DS Services Holdings, Inc., a Delaware corporation (“DSS Holdings”) and the Amended and Restated Certificate of Incorporation of DS Services of America, Inc., a Delaware corporation (“DS Services”), each provide, to the fullest extent permitted by the DGCL, for the indemnification of each person who is or was a director or officer of the applicable corporation and the heirs, executors and administrators of such person. The certificates of incorporation of each of DSS Holdings and DS Services, as well as the Third Amended and Restated Certificate of Incorporation of DSS Group, Inc., a Delaware corporation (“DSS Group”), also provide that no director shall be personally liable to the applicable corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission, except that such director may be liable (i) for any breach of the director’s duty of loyalty to the applicable corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which governs the unlawful payment of a dividend and/or an unlawful stock purchase by a director; or (iv) for any transaction from which the director derived an improper personal benefit.

The Amended and Restated By-laws of DSS Holdings, the By-laws of DS Services and the Bylaws of DSS Group each provide, to the fullest extent permitted by the DGCL and any other applicable law, that each corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the applicable corporation (or, in the case of DSS Group, such person is or was serving while a director or officer of DSS Group at the request of DSS Group as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), against all loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person (or, in the case of DSS Group, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding). The By-laws of each of DSS Holdings and DS Services further provide, to the fullest extent permitted by the DGCL and any other applicable law, that the applicable corporation may similarly indemnify a person seeking indemnity who (i) is or was an employee or agent of the applicable corporation or (ii) while an employee or agent of the applicable corporation, is or was serving at the request of the applicable corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, as set forth in the limited liability company agreement. The amended and restated operating agreement of Interim BCB, LLC (“Interim BCB”), a limited liability company organized under the laws of the State of Delaware, provides for indemnification of its managers and members. Under Article 4.6 of the Amended and Restated Operating Agreement of Interim BCB, Interim BCB must indemnify each of its managers and members and make advances for expenses to each arising from any loss, cost, expense, damage, claim or demand, in connection with Interim BCB, the manager’s or member’s status as a manager or member of Interim BCB, the manager’s or member’s participation in the management, business and affairs of Interim BCB or such manager’s or member’s activities on behalf of Interim BCB to the fullest extent permitted by Section 18-108 of the DLLCA. In addition, no manager is liable to Interim BCB or any of its members or other managers for an action taken in managing the business or affairs of Interim BCB if he or she performs the duty of his or her office (1) in a manner he or she believes in good faith to be in the best interest of Interim BCB and (2) with such care as an ordinarily prudent person in a like position under similar circumstances. Furthermore, no manager is liable to Interim BCB or any members for any loss or damage except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which a manager received a personal benefit in violation or breach of the Amended and Restated Operating Agreement.

The limited liability company agreement of Caroline LLC, a Delaware limited liability company, provides for indemnification by Caroline LLC of the member, and such other persons as are identified by the member by written instrument executed by the member as entitled to be indemnified for all costs, losses, liabilities and damages paid or accrued by the member or any such other person in connection with the business of Caroline LLC, to the fullest extent provided or allowed by the laws of the State of Delaware. In addition, Caroline LLC is required to advance costs of defense of any proceeding to the member or any such other person upon receipt by Caroline LLC of an undertaking by or on behalf of the member or such other person to repay such amount if it is ultimately determined that the member or such other person is not entitled to be indemnified by Caroline LLC. The limited liability company agreement of Caroline LLC provides that the member shall not have any liability for any debt, obligation or liability of Caroline LLC or for the acts or omissions of any other member, director, officer, agent or employee of Caroline LLC except to the extent expressly required by the DLLCA.

The Amended and Restated Limited Liability Company Agreement of Cott Investment, L.L.C. a Delaware limited liability company, provides for indemnification by Cott Investment, L.L.C. of its managers and members and make advances for expenses to each manager and member arising from any loss, cost, expense, damage, claim or demand, in connection with Cott Investment, L.L.C., the manager’s or member’s status as a manager or member of Cott Investment, L.L.C., the manager’s or member’s participation in the management, business and affairs of Cott Investment, L.L.C. or such manager’s or member’s activities on behalf of Cott Investment, L.L.C. Managers shall not be liable to Cott Investment, L.L.C. for any loss or damage sustained by Cott Investment, L.L.C. or any member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such manager received a personal benefit in violation or breach of the provisions of Cott Investment, L.L.C.’s limited liability company agreement.

The limited liability company agreements of each of Cliffstar LLC, Star Real Property LLC, Cott U.S. Acquisition LLC, Cott Acquisition LLC, and Cott USA Finance LLC, each a Delaware limited liability company, provide for indemnification, to the fullest extent permitted by the DLLCA, of each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or it is or was, or has agreed to become, a shareholder, director, officer, representative or employee of such company, or is or was serving, or has agreed to serve, at the request of the company, as a director, manager, officer, representative, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted by an Indemnitee in his, her or its capacity as a shareholder, director, officer, representative or employee of the company, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom. In addition, no shareholder, director, officer, representative, agent or employee of such company shall be liable to the company or any other shareholder, director, officer, representative, agent or employee of the company for any loss, damage or claim incurred by reason of any act or omission of such shareholder, director, officer, representative, agent or employee of the company, except to the extent that such act or omission involved such person’s fraud, gross negligence or willful misconduct. Any person claiming indemnification is entitled to advances for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

The limited liability company agreement of DS Customer Care, LLC, a Delaware limited liability company (“DSCC”), provides, to the fullest extent permitted by the DLLCA, for indemnification of (i) its member(s), (ii) any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of its member(s) or (iii) any officer, employee, representative or agent of DSCC from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of DSCC or its property, business or affairs.

However, such indemnification shall not extend to a person who has engaged in fraud, willful misconduct, bad faith or gross negligence or in making a claim other than a claim initiated by such person to enforce a right to indemnification under the limited liability company agreement or that was otherwise authorized by the member(s) of DSCC. Any person claiming indemnification from DSCC is entitled to advances for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

United Kingdom

Subject to the provisions of the United Kingdom Companies Act 2006, the laws which govern the organization of Cott Beverages Limited, Cott Retail Brands Limited, Cott Limited, Cott Europe Trading Limited, Cott Private Label Limited, Cott Nelson (Holdings) Limited, Cott (Nelson) Limited, Cott Acquisition Limited, Cott UK Acquisition Limited, Calypso Soft Drinks Limited, Cooke Bros Holdings Limited, Cooke Bros (Tattenhall) Limited, Cott Developments Limited, Cott Ventures Limited, Cott Ventures UK Limited, Mr Freeze (Europe) Limited, TT Calco Limited, Aimia Foods Holdings Limited, Aimia Foods EBT Company Limited, Aimia Foods Group Limited, Aimia Foods Limited and Stockpack Limited (collectively, the “UK Guarantors”), each a private company limited by shares formed under the laws of the United Kingdom, provide for every director or other officer of the UK Guarantors to be indemnified out of the assets of the applicable UK Guarantor against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the applicable UK Guarantor.

Luxembourg

The managers of an S.a. r.l. are liable in accordance with the general provisions on directors’/ managers’ liability. Article 59, first paragraph of the Luxembourg law of 10 August 1915 on commercial companies, as amended (which article also applies to managers of an S.a. r.l.), provides that managers are liable to the company, in accordance with the general provisions of Luxembourg law, for the execution of the mandate for which they have been appointed and for the faults committed during their management. In addition and pursuant to article 59, second paragraph, the managers are jointly and severally liable either to the company or to third parties for all damages resulting from infringements of the law or of the company’s articles of association. Furthermore and under article 495 of the Luxembourg Commercial Code, managers may be declared personally bankrupt if (i) they abusively pursued, for their interest, a non-profitable business which resulted in the company becoming insolvent or (ii) they disposed of corporate assets in the same manner as if those had been their own personal assets or (iii) they carried out business on behalf of the company for their personal interest.

Luxembourg laws and regulations do not explicitly address the issue of indemnity and insurance coverage for S.a. r.l. managers. It is generally considered that the articles of association of the S.a. r.l. may provide for indemnity, however limited to the extent the managers are not acting in gross negligence or fraudulently.

Insurance coverage for directors’ and officers’ liability is also permissible under Luxembourg law and may be considered as usual market practice for certain market segments and/or types of companies. However, again there are no legal provisions specifically dealing with directors’ and officers’ insurance.

The articles of association of Cott Luxembourg S.a. r.l. do not contain any indemnification provisions with respect to its managers.

Item 16.	Exhibits

(a) Exhibits

Reference is made to the Exhibit Index filed as a part of this registration statement.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b) of the Trust Indenture Act.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT CORPORATION

By:	/s/ Jerry Fowden
Jerry Fowden
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer, Director (Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial Officer)

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Mark Benadiba		Date: May 26, 2015
Name:	Mark Benadiba
Title:	Director

/s/ George A. Burnett		Date: May 26, 2015
Name:	George A. Burnett
Title:	Director

/s/ David T. Gibbons		Date: May 26, 2015
Name:	David T. Gibbons
Title:	Director

/s/ Stephen H. Halperin		Date: May 26, 2015
Name:	Stephen H. Halperin
Title:	Director

/s/ Betty Jane Hess		Date: May 26, 2015
Name:	Betty Jane Hess
Title:	Director

/s/ Gregory R. Monahan		Date: May 26, 2015
Name:	Gregory R. Monahan
Title:	Director

/s/ Mario Pilozzi		Date: May 26, 2015
Name:	Mario Pilozzi
Title:	Director

/s/ Andrew Prozes		Date: May 26, 2015
Name:	Andrew Prozes
Title:	Director

/s/ Eric Rosenfeld		Date: May 26, 2015
Name:	Eric Rosenfeld
Title:	Director

/s/ Graham W. Savage		Date: May 26, 2015
Name:	Graham W. Savage
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

156775 CANADA INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen Liebesman		Date: May 26, 2015
Name:	Karen Liebesman
Title:	Sole Director

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

2011438 ONTARIO LIMITED

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen Liebesman		Date: May 26, 2015
Name:	Karen Liebesman
Title:	Sole Director

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

804340 ONTARIO LIMITED

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen Liebesman		Date: May 26, 2015
Name:	Karen Liebesman
Title:	Sole Director

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

967979 ONTARIO LIMITED

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karen Liebesman		Date: May 26, 2015
Name:	Karen Liebesman
Title:	Sole Director

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

AIMIA FOODS EBT COMPANY LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Trevor Cadden		Date: May 26, 2015
Name:	Trevor Cadden
Title:	Director

/s/ Mark Grover		Date: May 26, 2015
Name:	Mark Grover
Title:	Director

/s/ Robert Unsworth		Date: May 26, 2015
Name:	Robert Unsworth
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

AIMIA FOODS GROUP LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Trevor Cadden		Date: May 26, 2015
Name:	Trevor Cadden
Title:	Director

/s/ Mark Grover		Date: May 26, 2015
Name:	Mark Grover
Title:	Director

/s/ Robert Unsworth		Date: May 26, 2015
Name:	Robert Unsworth
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

AIMIA FOODS HOLDINGS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Trevor Cadden		Date: May 26, 2015
Name:	Trevor Cadden
Title:	Director

/s/ Mark Grover		Date: May 26, 2015
Name:	Mark Grover
Title:	Director

/s/ Robert Unsworth		Date: May 26, 2015
Name:	Robert Unsworth
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

AIMIA FOODS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Trevor Cadden		Date: May 26, 2015
Name:	Trevor Cadden
Title:	Director

/s/ Mark Grover		Date: May 26, 2015
Name:	Mark Grover
Title:	Director

/s/ Robert Unsworth		Date: May 26, 2015
Name:	Robert Unsworth
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

CALYPSO SOFT DRINKS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

CAROLINE LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, Secretary and General Counsel of Cott Corporation, sole Member of Caroline LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: May 26, 2015
Name:	Marni Morgan Poe
Title:	Vice President, Secretary and General Counsel of Cott Corporation, sole Member of Caroline LLC

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

CLIFFSTAR LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel, Secretary and Sole Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: May 26, 2015
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel, Secretary and Sole Director

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COOKE BROS (TATTENHALL) LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COOKE BROS HOLDINGS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT (NELSON) LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		Date: May 26, 2015
Name:	Gregory N. Leiter
Title:	Director

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT ACQUISITION LIMITED

By:	/s/ Jay Wells
Jay Wells
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director (Principal Executive, Financial and Accounting Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT ACQUISITION LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, Secretary and Sole Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: May 26, 2015
Name:	Marni Morgan Poe
Title:	Vice President, Secretary and Sole Director

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

COTT BEVERAGES INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Vice President, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT BEVERAGES LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		Date: May 26, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Trevor Cadden		Date: May 26, 2015
Name:	Trevor Cadden
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Matt Vernon		Date: May 26, 2015
Name:	Matt Vernon
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT DEVELOPMENTS LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT EUROPE TRADING LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		Date: May 26, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

COTT HOLDINGS INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Vice President, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

COTT INVESTMENT, L.L.C.

By:	/s/ Jay Wells
Jay Wells
President and Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	President and Manager
(Principal Executive Officer)

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Treasurer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter
Director and Authorized Representative
in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		Date: May 26, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT LUXEMBOURG S.A. R.L.

By:	/s/ Jeremy Hoyle
Jeremy Hoyle
Class A Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Class A Manager
(Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Class A Manager

/s/ Marcel Stephany		Date: May 26, 2015
Name:	Marcel Stephany
Title:	Class B Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT NELSON (HOLDINGS) LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		Date: May 26, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT PRIVATE LABEL LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		Date: May 26, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT RETAIL BRANDS LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		Date: May 26, 2015
Name:	Gregory N. Leiter
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 26th day of May, 2015.

COTT U.S. ACQUISITION LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, Secretary and Sole Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: May 26, 2015
Name:	Marni Morgan Poe
Title:	Vice President, Secretary and Sole Director

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT UK ACQUISITION LIMITED

By:	/s/ Jay Wells
Jay Wells
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 26th day of May, 2015.

COTT USA FINANCE LLC

By:	/s/ Ceaser Gonzalez
Ceaser Gonzalez
Director Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wendy Mavrinac		Date: May 26, 2015
Name:	Wendy Mavrinac
Title:	Director

/s/ Ceaser Gonzalez		Date: May 26, 2015
Name:	Ceaser Gonzalez
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Kristine Eppes		Date: May 26, 2015
Name:	Kristine Eppes
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

COTT VENDING INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Vice President, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT VENTURES LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

COTT VENTURES UK LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

DS CUSTOMER CARE, LLC

By:	/s/ Jerry Fowden
Jerry Fowden
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

DSS GROUP, INC.

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Vice President, Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

DS SERVICES OF AMERICA, INC.

By:	/s/ Thomas J. Harrington
Thomas J. Harrington
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas J. Harrington		Date: May 26, 2015
Name:	Thomas J. Harrington
Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Ron Z. Frieman		Date: May 26, 2015
Name:	Ron Z. Frieman
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

DS SERVICES HOLDINGS, INC.

By:	/s/ Jerry Fowden
Jerry Fowden
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 26th day of May, 2015.

INTERIM BCB, LLC

By:	/s/ Jerry Fowden
Jerry Fowden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	President, Chief Executive Officer and Manager
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Vice President, Chief Financial Officer and Manager
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

MR FREEZE (EUROPE) LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

STAR REAL PROPERTY LLC

By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel, Secretary and Sole Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marni Morgan Poe		Date: May 26, 2015
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel, Secretary and Sole Director

/s/ Jerry Fowden		Date: May 26, 2015
Name:	Jerry Fowden
Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Jay Wells		Date: May 26, 2015
Name:	Jay Wells
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

STOCKPACK LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

/s/ Trevor Cadden		Date: May 26, 2015
Name:	Trevor Cadden
Title:	Director

/s/ Mark Grover		Date: May 26, 2015
Name:	Mark Grover
Title:	Director

/s/ Robert Unsworth		Date: May 26, 2015
Name:	Robert Unsworth
Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 26th day of May, 2015.

TT CALCO LIMITED

By:	/s/ Jason Ausher
Jason Ausher
Director and Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay Wells and Marni Morgan Poe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Ausher		Date: May 26, 2015
Name:	Jason Ausher
Title:	Director

/s/ Jeremy Hoyle		Date: May 26, 2015
Name:	Jeremy Hoyle
Title:	Director
(Principal Executive, Financial and Accounting Officer)

/s/ Stephen Corby		Date: May 26, 2015
Name:	Stephen Corby
Title:	Director

/s/ Joanne Lloyd-Davies		Date: May 26, 2015
Name:	Joanne Lloyd-Davies
Title:	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

1	Form of Underwriting Agreement.*

3.1	Articles of Amalgamation of Cott Corporation (incorporated by reference to Exhibit 3.1 to our Form 10-K filed February 28, 2007) (file no. 001-31410).

3.2	Articles of Amendment to Articles of Amalgamation of Cott Corporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed December 15, 2014).

3.3	Second Amended and Restated By-laws of Cott Corporation, as amended (incorporated by reference to Exhibit 3.2 to our Form 10-Q filed May 8, 2014).

4.1	Form of Indenture between Cott Corporation and [ ] as Trustee, providing for Issuance of Senior Debt Securities in Series (filed herewith).

4.2	Form of Indenture between Cott Corporation and [ ] as Trustee, providing for Issuance of Subordinated Debt Securities in Series (filed herewith).

4.3	Form of Deposit Agreement between Cott Corporation, [ ] and the Holders from Time to Time of the Depositary Shares Described Therein.*

4.4	Form of Certificate of Designations of the [ ]% Series [ ] [Convertible] Preferred Shares (No Par Value) of Cott Corporation.*

4.5	Form of Warrant Agreement between Cott Corporation and [ ], as Warrant Agent.*

5.1	Opinion of Goodmans LLP (filed herewith).

5.2	Opinion of Drinker Biddle & Reath LLP (filed herewith).

12.1	Computation of Ratios (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm for Cott Corporation (filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors for DSS Group, Inc. (filed herewith).

23.3	Consent of Grant Thornton UK LLP, independent auditors for Aimia Foods Holdings Limited (filed herewith).

23.4	Consent of Goodmans LLP (included in Exhibit 5.1).

23.5	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2).

25	Statement of Eligibility on Form T-1.*

*	To be filed by amendment.